UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2016

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 Penobscot Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 556-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                           Termination of a Material Definitive Agreement

On October 28, 2016, Genomic Health, Inc. (the “Company”) provided notice of termination (“Notice of Termination”) to Roche Molecular Systems, Inc. (“Roche”) of that certain Patent License Agreement by and between Roche and the Company effective February 25, 2005, as amended (the “Patent License Agreement”).  The Company has the ability to terminate the agreement for any reason on 30 days’ prior notice.  Under the terms of the Patent License Agreement, such termination will be effective as of November 27, 2016.  Under the Patent License Agreement, the Company non-exclusively licensed a number of U.S. patents claiming nucleic acid amplification processes known as PCR, homogeneous polymerase chain reaction, and RT-PCR from Roche.  As payment for the licenses granted to it, the Company was required to provide royalty payments to Roche consisting of a specified percentage of the Company’s net product revenues until the date of expiration of the last to expire of the relevant patents specified in the Patent License Agreement.

The description of the Patent License Agreement is qualified in its entirety by reference to the terms of such agreement, which was filed as Exhibit 10.5.1 to the Company’s Registration Statement on Form S-1 (File No. 333-126626) on July 15, 2005, and the amendment to such agreement, which was filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Item 2.02                                           Results of Operations and Financial Condition.

On November 1, 2016, Genomic Health, Inc. issued a press release announcing financial results for its third fiscal quarter ended September 30, 2016.  The full text of the press release is furnished as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1	Press release issued by Genomic Health, Inc. dated November 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2016

GENOMIC HEALTH, INC.

	By	/s/ G. Bradley Cole
	Name:	G. Bradley Cole
	Title:	Chief Financial Officer

GENOMIC HEALTH, INC.
EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Genomic Health, Inc. dated November 1, 2016